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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cherokee International LLC on Form S-8 of our report dated August 22, 2000, (relating to the consolidated financial statements of Industrial and Telecommunication Systems S.C.A. and subsidiaries for the years ended December 31, 1999 and 1998), appearing in the Current Report on Form 8-K/A of Cherokee International LLC dated on June 15, 2000.

DELOITTE & TOUCHE /s/
DELOITTE & TOUCHE

Brussels, Belgium
September 20, 2000